Exhibit 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR  REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

ASSET  PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 5th day of March, 2013, by and between Dephasium Corp., f/k/a Allied Ventures Holding Corp., a Nevada corporation (the “ISSUER”), and Dephasium Ltd. (“OWNER”)

WHEREAS, the ISSUER is a publicly traded company which has decided to expand its business by purchasing, amongst other things, certain patents and trademarks.

WHEREAS, OWNER owns certain patents and trademarks and agrees to sell same to the ISSUER.

In consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, and with the intent that, upon consummation of the transactions contemplated hereby, on the terms set forth herein, each of the parties hereto agrees as follows:

1.	SALE OF ASSETS. Subject to the terms and conditions of this Agreement, OWNER agrees to sell and transfer all ownership rights to the assets listed in Schedule A attached hereto (the “ASSETS”).

2.	PURCHASE PRICE AND ISSUANCE Of SHARES. In consideration for purchasing the ASSETS, the ISSSUER shall issue OWNER 70,000,000 shares of its restricted common stock.

3.	REDEMPTION OF SHARES. At the Closing of this transaction, ISSUER shall redeem for cancellation the 50,000,000 shares currently owned by Irma N. Colón-Alonso for $15,000.

4.	REPRESENTATIONS AND WARRANTIES OF ISSUER. ISSUER represents and warrants to OWNER the following:

a.
Organization.  ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors, officers and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

b.
Capital.  The authorized capital stock of ISSUER consists of 300,000,000 shares of common stock, $0.0001 par value, and 25,000,000 shares of preferred stock, $0.0001 par value. Prior to the issuance of the shares to the OWNER, there are 95,164,138 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  At closing, and with the cancellation of the 50,000,000 shares and simultaneous issuance of 70,000,000 shares, there will be a total of 115,164,138  shares issued and outstanding. All such outstanding shares are, as of the date hereof, and at Closing fully paid and non- assessable, free of all liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. Other than as proved herein, there are not now, and at Closing, there will not be, any outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Nevada.

c.
OTCBB Listing. The Company is a reporting company pursuant to the Securities and Exchange Act of 1934 and is current in its filing with the Securities and Exchange Commission.  The Company’s common stock is listed for trading on the OTCBB with a trading symbol of PYMB.

d.
Ability to Carry Out Obligations.  ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER  to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by herein.

e.
Full Disclosure.  None of representations and warranties made by the ISSUER, contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading under the circumstances by which it was made.

f.	Compliance with Laws. To the best of its knowledge, ISSUER has substantially complied with, and is not in material violation of any federal, state, or local statute, law, rule and/or regulation.

g.
Title to Shares.  The shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and, except as provided in this Agreement, ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any securities of ISSUER. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the shares, impair, restrict or delay any voting rights with respect to the shares.

5.	REPRESENTATIONS AND WARRANTIES OF OWNER. OWNER represents and warrants to ISSUER that OWNER holds good and marketable title to the ASSETS, free and clear of all restrictions, liens and encumbrances.

6.
INVESTMENT INTENT.  The shares to be issued pursuant to this Agreement are being issued or the OWNERS’s account and for the purpose of investment and not with any expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the shares to be acquired by it or him hereunder.

7.	CONDITIONS PRECEDENT TO CLOSING.

BY THE ISSUER: Upon execution of this Agreement, and as a condition to Closing, the Issuer shall:

a.	File an amendment to its Articles of Incorporation and change its name to Dephasium Corp.

b.	File an application with FINRA advising FINRA of the name change and requesting a symbol change.

BY THE OWNER: A valuation of the ASSETS satisfactory to the ISSUER.

8.	CLOSING. Upon the satisfaction of the Conditions Precedent, ISSUER and OWNER agree to close the transaction provided for herein.

9.	ISSUANCE OF FUTURE SHARES. For a period of one year from the date of the Closing, no additional shares of the Company shall be issued.

10.	DOCUMENTS TO BE DELIVERED AT CLOSING.

(A)           By ISSUER:

(i)           Board of Directors Minutes authorizing the issuance of 70,000,000 restricted common shares of the ISSUER to be issued pursuant to OWNER.

(iii)         A Shareholder resolution appointing Lucien Gerard AIM as a a directors of the ISSUER.

(B)           By OWNER:

(i)           Any and all documents necessary to transfer title to the ASSETS.

11.	MISCELLANEOUS PROVISIONS.

(A)           Expenses.  Each party shall bear all of the legal, accounting and other costs and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(B)           Further Assurances.  From and after the date of this Agreement, each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

(C)           Governing Law.  This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Nevada without regard to conflict or choice of law principles.   The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorney=s fees and costs from the other party.

(D)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter.  This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

(E)           Benefits; Binding Effect.  This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

(F)           No Waivers.  The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation.  The waiver by either party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

(G)           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

(H)           Counterparts; Telecopier.  This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, and via telecopier, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement on the date first written above.

DEPHASIUM CORP. F/k/A
ALLIED VENTURES HOLDING CORP.	DEPHASIUM, LTD.

By:	/s/ Irma N. Colon-Alonso	By:	/s/ Christophe Giocanetti
	Irma N. Colón-Alonso, President		Christophe Giocanetti, Secretary

SCHEDULE OF ASSETS BEING SOLD

ANCILIA PATENT AND TRADEMARK
REG NO. 4,085,620
REGISTERED JANUARY 17, 2102